COMMON STOCK COMMON STOCK PAR VALUE $.001 THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY Certificate Shares Number 6 0 0 6 2 0 ZQ 000000 6 0 0 6 2 0 6 0 0 6 2 0 SCIQUEST, INC. 6 0 0 6 2 0 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE 6 0 0 6 2 0 Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David THIS CERTIFIES THAT Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample MR. SAMPLE Mr. Alexander David Sample Mr. Alexander David &Sample MRS. Mr. Alexander David SAMPLE Sample Mr. Alexander David Sample Mr. & Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample CUSIP 80908T 10 1 Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander MR. David Sample SAMPLE Mr. Alexander David Sample & Mr. Alexander MRS. David Sample SAMPLE Mr. Alexander David Sample Mr. Alexander SEE REVERSE FOR CERTAIN DEFINITIONS David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Sample Mr. Sample is the owner of 600620Shares600620Shares600620Shares600620Shares600620Shares600620 Shares600620Shares600620Shares 600620Shares600620Shares600620Shares600620Shares600620Shares600620S hares600620Shares600620Shares 600620Shares600620Shares600620Shares600620Shares600620Shares600620Sh ares600620Shares600620Shares6 00620Shares600620Shares600620Shares600620Shares600620Shares600620Sha res600620Shares600620Shares60 SIX HUNDRED THOUSAND 0620Shares600620Shares600620Shares600620Shares600620Shares600620Shar es600620Shares600620Shares600 620Shares600620Shares600620Shares600620Shares600620Shares600620Share s600620Shares600620Shares60062 0Shares600620Shares600620Shares600620Shares600620Shares600620Shares 600620Shares600620Shares600620 Shares600620Shares600620Shares600620Shares600620Shares600620Shares 600620Shares600620Shares600620 Shares600620Shares600620Shares600620Shares600620Shares600620Shares 600620Shares600620Shares600620 SIX HUNDRED AND TWENTY Shares600620Shares600620Shares600620Shares600620Shares600620Shares 600620Shares600620Shares600620S hares600620Shares600620Shares600620Shares600620Shares600620Shares6 00620Shares600620Shares600620ShFULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF SciQuest, Inc. (hereinafter called the “Company”), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Articles of Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.DATED <<Month Day, Year>> COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A.President TRANSFER AGENT AND REGISTRAR,By Secretary AUTHORIZED SIGNATURE

.SCIQUEST, INC.THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:TEN COM — as tenants in common UNIF GIFT MIN ACT — Custodian (Cust) (Minor)TEN ENT — as tenants by the entireties under Uniform Gifts to Minors Act(State)JT TEN — as joint tenants with right of survivorship UNIF TRF MIN ACT — Custodian (until age ) and not as tenants in common (Cust) under Uniform Transfers to Minors Act (Minor) (State)Additional abbreviations may also be used though not in the above list.PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEEFor value received, hereby sell, assign and transfer unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE) Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.Dated: 20Signature(s) Guaranteed: Medallion Guarantee StampTHE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.Signature: Signature: Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.